Exhibit 99.1
EXPENSIFY ANNOUNCES Q4 AND FULL YEAR FISCAL 2022 RESULTS
The company demonstrated strong positive operating cash flow of $32.9 million on $169.5 million in revenue, a revenue increase of 19% compared to the same period last year.

PORTLAND, Ore.--(BUSINESS WIRE)--February 23, 2023-- Expensify, Inc. (Nasdaq: EXFY), a payments superapp that helps individuals and businesses around the world simplify the way they manage money across expenses, corporate cards and bills, today announced results for its quarter and year ended December 31, 2022.

"We had a great year considering the challenging macroeconomic environment. The business continues to grow across multiple areas, despite volatility affecting all businesses but especially SMBs. We are heads down executing our long-term product roadmap, and could not be more excited about what we have in store. Pending an eventual return to normalcy, we remain confident with our long-term growth guidance." said David Barrett, Founder & CEO of Expensify. "I continue to contribute 100% of my salary to the employee stock purchase program and the company has been buying back company stock, so we remain very bullish on the future."

"This year proved Expensify is a very strong business able to generate positive cash flow in extremely challenging environments," said Ryan Schaffer, Expensify’s CFO. "We had an operating cash flow margin of 19% and a free cash flow margin of 15%. We are proud to have repurchased $12.1 million in common stock, including net share settlement of equity awards, in 2022 and plan to keep generating positive cash flow and repurchasing in 2023. Needless to say, we feel we are in a strong position and remain excited for the future."

Financial:
Full Year Fiscal 2022 Highlights
•Revenue was $169.5 million, an increase of 19% compared to the same period last year.
•Generated $32.9 million cash provided by operating activities and $26.3 million of free cash flow.
•Net loss was $27.0 million, compared to $13.6 million for the same period last year. This was heavily driven by stock-based compensation expenses of $52.3 million which is expected to decrease in the future. (See stock-based compensation forecast below.)
•Non-GAAP net income was $25.3 million.
•Adjusted EBITDA was $42.5 million.
•Interchange derived from the Expensify Card grew to $6.8 million, an increase of 118% compared to the same period last year.
Fourth Quarter 2022 Highlights
•Revenue was $43.5 million.
•Generated $6.6 million cash provided by operating activities and $6.0 million of free cash flow.
•Net loss was $3.4 million, compared to $21.9 million for the same period last year. The loss in Q4 2022 was primarily driven by a stock-based compensation expense of $10.5 million. The loss in Q4 2021 was primarily driven by a stock-based compensation expense of $12.1 million and a one-time IPO-related bonus expense of $14.2 million. Stock-based compensation is expected to decrease going forward. (See stock-based compensation forecast below.)
•Non-GAAP net income was $7.1 million.
•Adjusted EBITDA was $11.2 million.

Exhibit 99.1
•Interchange derived from the Expensify Card grew to $2.0 million, an increase of 91% compared to the same period last year.
Business
2022 Highlights
•Revamped the ExpensifyApproved! channel - Made significant progress in the accounting channel:
◦Announced the Expensify CPA card with accountant-specific perks.
◦Assigned Partner Managers to the 500+ largest partner firms.
◦Announced ExpensiCon 3, bringing together 100 of the the top minds in accounting and featuring headline speaker George Clooney.
•Added Account Managers - Created account management program and rolled out Account Managers to nearly all paying customers.
•Added onboarding phone support - All customers being onboarded get a response in two minutes or less.
•Built a React Native community - To continue rapid advancement of new.expensify.com, which is being built by internal Expensify engineers and an external network including some of the world’s best React Native engineers.
◦Worked with hundreds of different open source React Native engineers from around the world.
◦Paid out over a million dollars to the open source engineers to work on the Expensify platform.
•Buyback - As previously announced, the Executive Committee of our Board of Directors approved a share repurchase program with authorization to purchase up to $50.0 million of shares of our Class A common stock. We repurchased $12.1 million of our Class A common stock, including net share settlement of equity awards, in 2022.
Fourth Quarter 2022 Highlights

•Paid members - Paid members grew to 779,000, an increase of 10% from the same period last year.
•ExpensiConX - Invited hundreds of React Native developers to ExpensiConX, a conference that will bring together some of the top React Native engineers in the world with the goal of building the next great collaborative fintech superapp, all in Curaçao. The event will take place in March 2023.
•New Sales Development Representatives - Onboarded Sales Development Representatives ("SDRs") across four different vendors. We’re in the process of scaling SDRs as we look to increase the amount of leads flowing to our Account Managers.
•Continuing to scale Account Managers - More than doubled our Account Manager coverage to nearly all paying customers.

Financial Outlook
Expensify's outlook statements are based on current estimates, expectations and assumptions and are not a guarantee of future performance. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. There can be no assurance that the Company will achieve the results expressed by this guidance.

We reaffirm our long term guidance provided in connection with our fourth quarter 2021 results of 25-35% revenue growth over a multi-year period, which assumes an eventual return to normalcy of the world economy.

Exhibit 99.1

Expensify is also providing an estimate on what stock based compensation is expected to look like for the next four fiscal quarters. Driven primarily by the pre-IPO grant of RSUs issued to all employees (which vest quarterly over eight years with approximately seven years remaining), stock based compensation is estimated as seen below:

Est. stock-based compensation (millions)

	Q1 2023		Q2 2023		Q3 2023		Q4 2023
	Low	High	Low	High	Low	High	Low	High
Cost of revenue, net	$3.6	$4.3	$3.4	$4.2	$3.4	$4.1	$3.3	$4.0
Research and development	2.0	2.4	1.9	2.3	1.9	2.3	1.8	2.3
General and administrative	2.4	2.9	2.3	2.8	2.3	2.8	2.2	2.7
Sales and marketing	1.7	2.1	1.7	2.0	1.6	2.0	1.6	1.9
Total	$9.7	$11.7	$9.3	$11.3	$9.2	$11.2	$8.9	$10.9

Availability of Information on Expensify’s Website
Investors and others should note that Expensify routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Expensify Investor Relations website at https://ir.expensify.com. While not all of the information that the Company posts to its Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Expensify to review the information that it shares on its Investor Relations website.

Conference Call
Expensify will host a video call to discuss the financial results and business highlights at 2:00 p.m. Pacific Time today. An investor presentation and the video call information is available on Expensify’s Investor Relations website at https://ir.expensify.com. A replay of the call will be available on the site for three months.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income, free cash flow and free cash flow margin.

We believe our non-GAAP financial measures are useful in evaluating our business, measuring our performance, identifying trends affecting our business, formulating business plans and making strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled metrics or measures presented by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is at the end of this press release.

Exhibit 99.1

Adjusted EBITDA. We define adjusted EBITDA as net income from operations excluding provision for income taxes, interest and other expenses, net, depreciation and amortization and stock based compensation.

Non-GAAP net income. We define non-GAAP net income as net income from operations in accordance with US GAAP excluding stock-based compensation and IPO-related bonus costs. Prior to the fourth quarter of 2021, this metric only excluded IPO-related bonus costs and did not exclude expenses related to stock-based compensation. However, management now believes that further excluding stock-based compensation from non-GAAP net income is useful to better understand the financial performance of our business and to facilitate a better comparison of our results to those of peer companies over multiple periods given that this item may vary between companies for reasons unrelated to overall operating performance. IPO-related bonus costs impacted the second, third and fourth fiscal quarters of 2021 but did not impact any quarters in 2022 and are not expected to impact future periods.

Non-GAAP net income margin. We define non-GAAP net income as non-GAAP net income divided by total revenue for the same period.

Free cash flow. We define Free cash flow as net cash provided by operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs.

Free cash flow margin. We define Free cash flow margin as Free cash flow divided by total revenue for the same period.

The tables at the end of the Consolidated Financial Statements provide reconciliations to the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

Forward-Looking Statements
Forward-looking statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These statements include statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management and expected market growth, our ability to meet our long-term guidance, the amount and timing of any share repurchases, our stock-based compensation estimates and the timing of when we expect the economy to return to normalcy and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” "outlook," or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the impact on inflation on us and our members; our borrowing costs have and may continue to increase as a result of increases in interest rates; our expectations regarding our financial performance and future operating performance; our ability to attract and retain members, expand usage of our platform, sell subscriptions to our platform and convert individuals and organizations into paying customers; the timing and success of new features, integrations, capabilities and enhancements by us, or by competitors to their products, or any other changes in the competitive landscape of our market; the amount and timing of operating expenses and capital expenditures that we may incur to maintain and expand our business and operations to remain competitive; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to make required payments under and to comply with the various requirements of our current and future indebtedness; our cash flows, the prevailing stock prices, general economic and market conditions and other considerations that could affect the specific timing, price and size of repurchases under our stock repurchase program or our ability to fund any stock repurchases; the war in Ukraine and escalating geopolitical tensions as a result of Russia's invasion of Ukraine; our ability to effectively manage our exposure to

Exhibit 99.1
fluctuations in foreign currency exchange rates; the increased expenses associated with being a public company; the size of our addressable markets, market share and market trends; anticipated trends, developments and challenges in our industry, business and the highly competitive markets in which we operate; our expectations regarding our income tax liabilities and the adequacy of our reserves; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit and retain skilled personnel, including key members of senior management; the safety, affordability and convenience of our platform and our offerings; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage and integrate any existing and potential acquisitions of businesses, talent, technologies or intellectual property; general economic conditions in either domestic or international markets; our protections against security breaches, technical difficulties, or interruptions to our platform; our ability to maintain, protect and enhance our intellectual property; and other risks discussed in our filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Expensify
Expensify is a payments superapp that helps individuals and businesses around the world simplify the way they manage money. More than 12 million people use Expensify's free features, which include corporate cards, expense tracking, next-day reimbursement, invoicing, bill pay, and travel booking in one app. All free. Whether you own a small business, manage a team, or close the books for your clients, Expensify makes it easy so you have more time to focus on what really matters.

Investor Relations Contact
Nick Tooker
investors@expensify.com
Press Contact
James Dean
press@expensify.com

Expensify, Inc.
Consolidated Balance Sheets
(unaudited, in thousands, except share and per share data)

	As of December 31,
	2022	2021
Assets
Cash and cash equivalents	$103,787	$98,398
Accounts receivable, net	16,448	15,713
Settlement assets, net	35,838	21,880
Prepaid expenses	8,825	7,436
Related party loan receivable	—	14
Other current assets	22,217	14,201
Total current assets	187,115	157,642
Capitalized software, net	6,881	6,359
Property and equipment, net	14,492	15,930
Lease right-of-use assets	745	2,202
Deferred tax assets, net	344	370
Other assets	664	710
Total assets	$210,241	$183,213
Liabilities and stockholders' equity
Accounts payable	$1,059	$3,752
Accrued expenses and other liabilities	9,070	11,046
Borrowings under line of credit	15,000	15,000
Current portion of long-term debt, net of original issue discount and debt issuance costs	551	549
Lease liabilities, current	800	1,549
Settlement liabilities	33,882	21,680
Total current liabilities	60,362	53,576
Lease liabilities, non-current	—	802
Other liabilities	1,204	153
Long-term debt, net of original issue discount and debt issuance costs	51,434	52,067
Total liabilities	113,000	106,598
Commitments and contingencies (Note 12)
Stockholders' equity:
Preferred stock, par value $0.0001; 10,000,000 shares of preferred stock authorized as of December 31, 2022 and 2021, respectively; no shares of preferred stock issued and outstanding as of December 31, 2022 and 2021	—	—
Common stock, par value $0.0001; 1,000,000,000 shares of Class A common stock authorized as of December 31, 2022 and 2021; 68,238,245 and 67,844,060 shares of Class A common stock issued and outstanding as of December 31, 2022 and 2021, respectively; 24,997,561 and 25,000,000 shares of LT10 common stock authorized as of December 31, 2022 and 2021, respectively; 7,336,191 and 7,332,640 shares of LT10 common stock issued and outstanding as of December 31, 2022 and 2021, respectively; 24,999,020 and 25,000,000 shares of LT50 common stock authorized as of December 31, 2022 and 2021, respectively; 6,854,931 and 6,224,160 shares of LT50 common stock issued and outstanding as of December 31, 2022 and 2021, respectively
	7	6
Additional paid-in capital	194,807	142,515
Accumulated deficit	(97,573)	(65,906)
Total stockholders' equity	97,241	76,615
Total liabilities and stockholders' equity	$210,241	$183,213

Expensify, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Revenue	$43,469	$40,364	$169,495	$142,835
Cost of revenue, net(1)	16,105	19,925	62,669	53,693
Gross margin	27,364	20,439	106,826	89,142
Operating expenses:
Research and development(1)	2,991	2,850	13,692	10,988
General and administrative(1)	13,155	24,915	58,490	60,742
Sales and marketing(1)	11,918	13,109	49,876	27,664
Total operating expenses	28,064	40,874	122,058	99,394
(Loss) income from operations	(700)	(20,435)	(15,232)	(10,252)
Interest and other expenses, net	(185)	(920)	(5,411)	(3,480)
(Loss) income before income taxes	(885)	(21,355)	(20,643)	(13,732)
(Provision for) benefit from income taxes	(2,512)	(532)	(6,366)	174
Net loss attributable to Class A, LT10 and LT50 common stockholders	$(3,397)	$(21,887)	$(27,009)	$(13,558)

Net loss per share attributable to Class A, LT10 and LT50 common stockholders:
Basic	$(0.04)	$(0.82)	$(0.33)	$(0.36)
Diluted	$(0.04)	$(0.82)	$(0.33)	$(0.36)
Weighted-average shares of common stock used to compute net (loss) income per share attributable to Class A, LT10 and LT50 common stockholders:
Basic	81,567,647	26,776,561	80,786,725	38,039,222
Diluted	81,567,647	26,776,561	80,786,725	38,039,222

(1)Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Cost of revenue, net	$4,125	$3,445	$18,403	$4,115
Research and development	1,645	1,135	7,875	1,617
General and administrative	2,787	6,238	17,850	7,356
Sales and marketing	1,982	1,261	8,204	1,486
Total stock-based compensation expense	$10,539	$12,079	$52,332	$14,574

Expensify, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities:
Net loss	$(27,009)	$(13,558)	$(1,710)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	5,388	5,197	3,248
Reduction of operating lease right-of-use assets	666	741	1,311
Loss on impairment, receivables and sale or disposal of equipment	881	319	162
Stock-based compensation	52,332	14,574	17,837
Amortization of original issue discount and debt issuance costs	42	32	32
Deferred tax assets	26	48	2,437
Deferred tax liabilities	—	(916)	916
Changes in assets and liabilities:
Accounts receivable, net	(1,341)	(6,006)	(2,170)
Settlement assets, net	(7,796)	173	2,878
Prepaid expenses	(1,389)	(6,509)	270
Related party loan receivable	14	586	—
Other current assets	2,875	(4,100)	(1,393)
Other assets	(81)	124	(248)
Accounts payable	(2,693)	1,424	(714)
Accrued expenses and other liabilities	(1,537)	7,511	1,774
Operating lease liabilities	(758)	(801)	(1,374)
Settlement liabilities	12,202	7,372	(16,548)
Other liabilities	1,054	(725)	877
Net cash provided by operating activities	32,876	5,486	7,585
Cash flows from investing activities:
Purchase of property and equipment	(585)	(2,706)	(2,488)
Proceeds from sale or disposal of property and equipment	5	—	2
Software development costs	(1,619)	(4,908)	(1,809)
Net cash used in investing activities	(2,199)	(7,614)	(4,295)
Cash flows from financing activities:
Principal payments of finance leases	(793)	(774)	(808)
Principal payments of term loan	(595)	(25,191)	(319)
Proceeds from term loan	—	45,000	—
Principal payments of line of credit	—	—	(1,000)
Proceeds from line of credit	—	—	9,613
Vesting of restricted common stock	—	567	—
Proceeds from initial public offering, net of underwriters' discounts, commissions and offering costs	—	57,458	—
Repurchases of early exercises of common stock	(25)	—	—
Proceeds from common stock purchased under Matching Plan	3,672	—	—
Proceeds from issuance of common stock on exercise of stock options	795	3,505	1,301
Payments for employee taxes withheld from stock-based awards	(5,335)	—	—
Repurchase and retirement of common stock	(6,000)	—	—
Net cash (used in) provided by financing activities	(8,281)	80,565	8,787
Net increase in cash and cash equivalents and restricted cash	22,396	78,437	12,077
Cash and cash equivalents and restricted cash, beginning of period	125,315	46,878	34,801
Cash and cash equivalents and restricted cash, end of period	$147,711	$125,315	$46,878
Supplemental disclosure of cash flow information:
Cash paid for interest	$3,912	$3,082	$2,929
Cash paid for income taxes	$975	$6,922	$150
Noncash investing and financing items:
Right-of-use assets acquired with lease liabilities	$—	$—	$1,260
Reconciliation of cash and cash equivalents and restricted cash to the Consolidated Balance Sheets:
Cash and cash equivalents	$103,787	$98,398	$34,401
Restricted cash included in other current assets	19,542	8,651	1,955
Restricted cash included in other assets	—	47	48
Restricted cash included in settlement assets, net	24,381	18,219	10,474
Total cash and cash equivalents and restricted cash	$147,710	$125,315	$46,878

Expensify, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except percentages)
Adjusted EBITDA

	Three Months Ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(3,397)	$(21,887)	$(27,009)	$(13,558)
Add:
Provision for income taxes	2,512	532	6,366	(174)
Interest and other expenses, net	185	920	5,411	3,480
Depreciation and amortization	1,316	1,465	5,388	5,197
Stock-based compensation	10,539	12,079	52,332	14,574
Adjusted EBITDA	$11,155	$(6,891)	$42,488	$9,519

Adjusted EBITDA Excluding the IPO-Related Bonus

	Three Months Ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(3,397)	$(21,887)	$(27,009)	$(13,558)
Add:
Provision for income taxes	2,512	532	6,366	(174)
Interest and other expenses, net	185	920	5,411	3,480
Depreciation and amortization	1,316	1,465	5,388	5,197
Stock-based compensation	10,539	12,079	52,332	14,574
IPO-related bonus expense	—	14,191	—	48,416
Adjusted EBITDA Excluding the IPO-Related Bonus	$11,155	$7,300	$42,488	$57,935

Expensify, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except percentages)

Non-GAAP Net Income and Non-GAAP Net Income Margin

	Three Months Ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net (loss) income	$(3,397)	$(21,887)	$(27,009)	$(13,558)
Net (loss) income margin	(8)%	(54)%	(16)%	(9)%
Add:
Stock-based compensation	10,539	12,079	52,332	14,574
IPO-related bonus expense	—	14,191	—	48,416
Non-GAAP net income	$7,142	$4,383	$25,323	$49,432
Non-GAAP net income margin	16%	11%	15%	35%

Adjusted Operating Cash Flow and Free Cash Flow

	Three Months Ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Net cash (used in) provided by operating activities	$6,647	$(29,094)	$32,876	$5,486
Operating cash flow margin	15%	(72)%	19%	4%
(Increase) decrease in changes in assets and liabilities:
Settlement assets	(2,300)	(3,517)	7,796	(173)
Settlement liabilities	2,501	3,327	(12,202)	(7,372)
Adjusted operating cash flow	$6,848	$(29,284)	$28,470	$(2,059)
Less:
Purchases of property and equipment	(118)	(104)	(585)	(2,706)
Software development costs	(713)	(511)	(1,619)	(4,908)
Free cash flow	$6,017	$(29,899)	$26,266	$(9,673)
Free cash flow margin	14%	(69)%	15%	(5)%